EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of
Duff & Phelps Corporation and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No. 333-148144, No. 333-169380 and No. 333-181880) on Form S-8, and in the registration statements (No. 333-158739, No. 333-162551 and No. 333-181132) on Form S-3 of Duff & Phelps Corporation and subsidiaries of our reports dated February 25, 2013, with respect to the consolidated balance sheets of Duff & Phelps Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 2012, and the related consolidated financial statement schedule and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10-K of Duff & Phelps Corporation and its subsidiaries.

/s/ KPMG LLP

New York, New York
February 25, 2013